Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-32215, 333-73173 and  333-101164) and Form S-8 (No. 333-93269, 333-09821, 333-22059, 333-22037, 333-22313, 333-35790, 33-65269, 33-44314,  2-86275, 2-86274) of Xerox Corporation of our report dated April 21, 2003 with respect to the consolidated financial statements of Fuji Xerox Co., Ltd and Subsidiaries included in this Annual Report on Form 10-K/A Amendment No.1 for the year ended December 31, 2002.

/s/ Ernst & Young

Tokyo, Japan

June 27, 2003